As filed with the Securities and Exchange Commission on May 5, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNIVERSAL INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	65-0231984 (I.R.S. Employer Identification No.)

1110 West Commercial Boulevard Fort Lauderdale, Florida (Address of principal executive offices)	33309 (Zip Code)

UNIVERSAL INSURANCE HOLDINGS, INC.

SECOND AMENDED AND RESTATED 2009 OMNIBUS INCENTIVE PLAN, AS AMENDED

(Full title of the plan)

Sean P. Downes

President and Chief Executive Officer

1110 West Commercial Boulevard

Fort Lauderdale, Florida 33309

Telephone (954) 958-1200

Facsimile (954) 958-1202

(Name, address, telephone number, including area code, of agent for service)

with a copy to:

Alissa A. Parisi, Esq.

K&L Gates LLP

1601 K Street, NW

Washington, DC 20006

Telephone (202) 778-9000

Facsimile (202) 778-9100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share (1)	1,000,000 shares	$24.48(2)	$24,480,000	$2,844.58

(1)	This Registration Statement registers an additional 1,000,000 shares of common stock of Universal Insurance Holdings, Inc. (the “Company”) issuable pursuant to the Company’s Second Amended and Restated 2009 Omnibus Incentive Plan, as amended (the “Incentive Plan”). This Registration Statement also covers an indeterminate number of additional shares of common stock that become issuable under the Incentive Plan as a result of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”). Our Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted shares of common stock, restricted stock units, performance share or unit awards, other stock-based awards and cash-based incentive awards.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The fee is calculated on the basis of the average of the high and low prices for the Company’s common stock reported on the NYSE on April 30, 2015.

EXPLANATORY NOTE

Universal Insurance Holdings, Inc. (the “Company”) has filed this Registration Statement to register under the Securities Act of 1933, as amended (the “Securities Act”), the offer and sale of 1,000,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), pursuant to the Company’s Second Amended and Restated 2009 Omnibus Incentive Plan, as amended (the “Incentive Plan”). These shares of Common Stock were returned to the Plan upon the (1) termination or forfeiture of stock-based awards as provided under the Plan; or (2) surrendering or withholding of shares in payment or satisfaction of the purchase price of options or tax withholding obligations with respect to stock-based awards as provided under the Plan.

On (i) December 8, 2009, the Company filed a registration statement on Form S-8 (File No. 333-163564) (the “Original Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register the offer and sale of 1,800,000 shares of Common Stock pursuant to the Incentive Plan, (ii) May 11, 2011, the Company filed a registration statement on Form S-8 (File No. 333-174125) (the “Second Registration Statement”) with the Commission to register the offer and sale of, among other things, an additional 2,400,000 shares of Common Stock pursuant to the Incentive Plan, (iii) June 8, 2012, the Company filed a registration statement on Form S-8 (File No. 333-181994) (the “Third Registration Statement”) with the Commission to register the offer and sale of an additional 3,000,000 shares of Common Stock pursuant to the Incentive Plan and (iv) June 6, 2013, the Company filed a registration statement on Form S-8 (File No. 333-189122) (the “Fourth Registration Statement”) with the Commission to register the offer and sale of an additional 3,000,000 shares of Common Stock pursuant to the Incentive Plan. The Original Registration Statement, Second Registration Statement, Third Registration Statement and Fourth Registration Statement are collectively referred to herein as the “Earlier Registration Statement”. Pursuant to General Instruction E to Form S-8, Part I and Items 4, 5, 6 and 7 of Part II of the Earlier Registration Statement are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The Company hereby incorporates by reference the following documents filed with the Commission:

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Commission on February 25, 2015;
(b)	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015, filed with the Commission on April 30, 2015;
(c)	our Current Reports on Form 8-K filed with the Commission on January 13, 2015 and April 13, 2015; and
(d)	the description of our capital stock contained in our registration statement on Form 8-A filed with the Commission on January 11, 2007, including any amendment or report filed for the purpose of updating such description.

Except as indicated otherwise, all documents subsequently filed by the Company with the Commission pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date such documents are filed; provided, however, that the Registrant is not incorporating by reference any information furnished (but not filed) under Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Each document incorporated by reference into this registration statement shall be deemed to be a part of this registration statement from the date of filing of such document with the Commission until the information contained therein is modified or superseded by any subsequently filed document which is incorporated by reference into this registration statement or, as applicable, by any document which constitutes part of the prospectus relating to our Incentive Plan meeting the requirements of Section 10(a) of the Securities Act. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

ITEM 8.	EXHIBITS.

The following are filed as exhibits to this Registration Statement:

Exhibit Number	Description

3.1	Registrant’s Amended and Restated Certificate of Incorporation, as amended (1)

3.2	Registrant’s Amended and Restated Bylaws (2)

3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated October 19, 1998 (3)

3.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated December 18, 2000 (3)

3.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated December 7, 2005 (4)

3.6	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated May 18, 2007 (4)

4.1	Certificate of Designation for Series A Convertible Preferred Stock dated October 11, 1994 (3)

4.2	Certificate of Designations, Preferences, and Rights of Series M Convertible Preferred Stock dated August 13, 1997 (5)

4.3	Certificate of Amendment of Certificate of Designations of the Series A Convertible Preferred Stock dated October 29, 2001 (3)

4.4	Form of Common Stock Certificate (1)

10.1	Second Amended and Restated 2009 Omnibus Incentive Plan (6)

10.2	Amendment to Second Amended and Restated 2009 Omnibus Incentive Plan (7)

5.1	Opinion of K&L Gates LLP

23.1	Consent of independent registered public accounting firm, Plante & Moran, PLLC

23.2	Consent of K&L Gates LLP (included in the opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page hereto)

(1)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Commission on March 26, 2012.
(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on January 11, 2007.
(3)	Incorporated by reference to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2002 filed with the Commission on April 9, 2003.
(4)	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 (File No. 333-163564) deemed effective on December 8, 2009.
(5)	Incorporated by reference to the Registrant’s Annual Report on Form 10-KSB for the year ended April 30, 1997 filed with the Commission on August 13, 1997, as amended.
(6)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on June 14, 2012.
(7)	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 (File No. 333-189122) deemed effective on June 6, 2013.

ITEM 9.	UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on May 5, 2015.

UNIVERSAL INSURANCE HOLDINGS, INC.

By:	/s/ Sean P. Downes
Sean P. Downes
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints Sean P. Downes and Frank C. Wilcox, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, for him or her in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Signatures	Title	Date

/s/ Sean P. Downes Sean P. Downes	President, Chief Executive Officer and Director (Principal Executive Officer)	May 5, 2015

/s/ Jon W. Springer Jon W. Springer	Executive Vice President, Chief Operating Officer and Director	May 5, 2015

/s/ Frank C. Wilcox Frank C. Wilcox	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 5, 2015

/s/ Scott P. Callahan Scott P. Callahan	Director	May 5, 2015

/s/ Darryl L. Lewis Darryl L. Lewis	Director	May 5, 2015

/s/ Ralph J. Palmieri Ralph J. Palmieri	Director	May 5, 2015

/s/ Richard D. Peterson Richard D. Peterson	Director	May 5, 2015

/s/ Michael A. Pietrangelo Michael A. Pietrangelo	Director	May 5, 2015

/s/ Ozzie A. Schindler Ozzie A. Schindler	Director	May 5, 2015

/s/ Joel M. Wilentz, M.D. Joel M. Wilentz, M.D.	Director	May 5, 2015

EXHIBIT INDEX

Exhibit Number	Description

3.1	Registrant’s Amended and Restated Certificate of Incorporation, as amended (1)

3.2	Registrant’s Amended and Restated Bylaws (2)

3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated October 19, 1998 (3)

3.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated December 18, 2000 (3)

3.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated December 7, 2005 (4)

3.6	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated May 18, 2007 (4)

4.1	Certificate of Designation for Series A Convertible Preferred Stock dated October 11, 1994 (3)

4.2	Certificate of Designations, Preferences, and Rights of Series M Convertible Preferred Stock dated August 13, 1997 (5)

4.3	Certificate of Amendment of Certificate of Designations of the Series A Convertible Preferred Stock dated October 29, 2001 (3)

4.4	Form of Common Stock Certificate (1)

10.1	Second Amended and Restated 2009 Omnibus Incentive Plan (6)

10.2	Amendment to Second Amended and Restated 2009 Omnibus Incentive Plan (7)

5.1	Opinion of K&L Gates LLP

23.1	Consent of independent registered public accounting firm, Plante & Moran, PLLC

23.2	Consent of K&L Gates LLP (included in the opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page hereto)

(1)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Commission on March 26, 2012.
(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on January 11, 2007.
(3)	Incorporated by reference to the Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2002 filed with the Commission on April 9, 2003.
(4)	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 (File No. 333-163564) deemed effective on December 8, 2009.
(5)	Incorporated by reference to the Registrant’s Annual Report on Form 10-KSB for the year ended April 30, 1997 filed with the Commission on August 13, 1997, as amended.
(6)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Commission on June 14, 2012.
(7)	Incorporated by reference to the Registrant’s Registration Statement on Form S-8 (File No. 333-189122) deemed effective on June 6, 2013.